Exhibit (h)(3)(i)

FOURTEENTH AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST

FUND ACCOUNTING SERVICING AGREEMENT

This Fourteenth Amendment, effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to add the Viridi ESG Crypto Mining ETF to its series, and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

The Amended Exhibit A is superseded and replaced in its entirety with the Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ALPHA ARCHITECT ETF TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Amended Exhibit A to the

Alpha Architect ETF Trust

Fund Accounting Servicing Agreement

Separate Series of Alpha Architect ETF Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Strategic E-Commerce & Logistics Sector ETF

Strategic Fintech & Digital Payments Sector ETF

Strategic Hotel & Lodging Sector ETF

Strategic Internet of Things Technology ETF

Strategic Healthcare & Life Science Technology ETF

Strategic Apartment & Residential Real Estate ETF

Strategic Streaming & Gaming Technology ETF

Strategic Technology & E-Commerce Real Estate ETF

Turner Quant Advantage ETF

Sparkline Intangible Value ETF

Viridi ESG Crypto Mining ETF